Exhibit 99.2

Apple Inc.

Q4 2011 Unaudited Summary Data

	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue
	Q3 2011		Q4 2010		Q4 2011		Sequential Change		Year/Year Change
	CPU Units K	Revenue $M	CPU Units K	Revenue $M	CPU Units K	Revenue $M	CPU Units	Revenue	CPU Units	Revenue
Operating Segments
Americas	1,487	$10,126	1,460	$7,186	1,716	$9,648	15%	- 5%	18%	34%
Europe	922	7,098	978	5,458	1,176	7,397	28%	4%	20%	36%
Japan	150	1,510	118	1,401	175	1,111	17%	- 26%	48%	- 21%
Asia Pacific	620	6,332	455	2,732	731	6,530	18%	3%	61%	139%
Retail	768	3,505	874	3,566	1,096	3,584	43%	2%	25%	1%

Total Operating Segments	3,947	$28,571	3,885	$20,343	4,894	$28,270	24%	- 1%	26%	39%

		Revenue		Revenue		Revenue	Sequential Change		Year/Year Change
	Units K	$M	Units K	$M	Units K	$M	Units	Revenue	Units	Revenue
Product Summary
Desktops (1)	1,155	$1,580	1,242	$1,676	1,278	$1,687	11%	7%	3%	1%
Portables (2)	2,792	3,525	2,643	3,194	3,616	4,585	30%	30%	37%	44%

Subtotal CPUs	3,947	5,105	3,885	4,870	4,894	6,272	24%	23%	26%	29%

iPod	7,535	1,325	9,051	1,477	6,622	1,103	- 12%	- 17%	- 27%	- 25%
Other Music Related Products and Services (3)		1,571		1,243		1,678		7%		35%
iPhone and Related Products and Services (4)	20,338	13,311	14,102	8,822	17,073	10,980	- 16%	- 18%	21%	24%
iPad and Related Products and Services (5)	9,246	6,046	4,188	2,792	11,123	6,868	20%	14%	166%	146%
Peripherals and Other Hardware (6)		517		477		640		24%		34%
Software, Service and Other Sales (7)		696		662		729		5%		10%

Total Apple		$28,571		$20,343		$28,270		- 1%		39%

(1)	Includes iMac, Mac mini, Mac Pro and Xserve product lines.

(2)	Includes MacBook, MacBook Air and MacBook Pro product lines.

(3)	Includes sales from the iTunes Store, App Store, and iBookstore in addition to sales of iPod services and Apple-branded and third-party iPod accessories.

(4)	Includes revenue recognized from iPhone sales, carrier agreements, services, and Apple-branded and third-party iPhone accessories.

(5)	Includes revenue recognized from iPad sales, services, and Apple-branded and third-party iPad accessories.

(6)	Includes sales of displays, wireless connectivity and networking solutions, and other hardware accessories.

(7)	Includes sales from the Mac App Store in addition to sales of other Apple-branded and third-party Mac software and Mac and Internet services.

K = Units in thousands

$M = Amounts in millions